Exhibit 10.2+

FY2016 Metric Based Bonus - Employee Plan

Effective February 1, 2015 - January 31, 2016

Objectives

•                  Promotes team based goals/results linked to corporate goals/results.

•                  Provide incentives to employees to meet and exceed new product and services bookings and renewal rates, thereby increasing the value of Rally (increase shareholder value).

•                  All employees share in the success of Rally.

•                  Align employees with the primary goals of Rally.

•                  Aligns Rally pay with other High Tech companies.

Eligibility

•                  All non-commissioned regular employees are eligible.

•                  Employees must be employed on the first and last business day of the quarter to be eligible to receive a payout for that respective quarter.

Bonus Plan Period

FY2016:

•                  Q1: February 1, 2015 through April 30, 2015

•                  Q2: May 1, 2015 through July 31, 2015

•                  Q3: August 1, 2015 through October 31, 2015

•                  Q4: November 1, 2015 through January 31, 2016

Target Bonus

All non-commissioned employees are assigned a grade level with an associated target bonus percentage.  The bonus will be calculated based on actual employee earnings for the time respective period.

* Actual earnings include actual base salary earnings only and exclude all other compensation such as bonus payments.

Bonus Plan Metrics

•                  MBB will be measured against three separate categories for each discrete quarter: (1) New Product Bookings, (2) Services Bookings, and (3) a Renewal Rate.

•                  Metric targets for New Products Bookings, Services Bookings and Renewal Rate are aligned with the Board-approved operating plan.

•                  Quarterly MBB payment will be paid to participants based on a preset schedule defining MBB % payment against metrics (See Below).

•                  Threshold payment will be set at 85% achievement against New Product and Services Bookings with a payment equal to 55% of target bonus.  Threshold payment will be set at 75% achievement against the Renewal Rate with a payment equal to 55% of target bonus.  MBB payment is made for a particular category if that category hits its threshold percentage (i.e. payment in one category is not dependent on a minimum threshold being met in all three categories).

•                  Maximum payment will be set at 110% achievement against New Product and Services Bookings with a payment equal to 150% of target bonus.  Maximum payment will be set at 95% achievement against the Renewal Rate with a payment equal to 150% of target bonus.

Metrics Weighting

The metrics will be weighted in the following manner.

New Product Booking equals 35% of total achievement, Services Bookings equals 35% of total achievement and the Renewal Rate equals 30% of total achievement.

Payout Schedule

•                  The New Product and Services Bookings achievement ranges are 85% to 110%.  The Renewal Rate range is 75% to 95%.

NPB Bookings	Employee NPB Payout %
85%	55%
86%	58%
87%	61%
88%	64%
89%	67%
90%	70%
91%	73%
92%	76%
93%	79%
94%	82%
95%	85%
96%	88%
97%	91%
98%	94%
99%	97%
100%	100%
101%	105%
102%	110%
103%	115%
104%	120%
105%	125%
106%	130%
107%	135%
108%	140%
109%	145%
110%	150%

Services Bookings	Employee NPB Payout %
85%	55%
86%	58%
87%	61%
88%	64%
89%	67%
90%	70%
91%	73%
92%	76%
93%	79%
94%	82%
95%	85%
96%	88%
97%	91%
98%	94%
99%	97%
100%	100%
101%	105%
102%	110%
103%	115%
104%	120%
105%	125%
106%	130%
107%	135%
108%	140%
109%	145%
110%	150%

Renewal Rate %	Employee Ren Rate Payout %
75%	55.0%
76%	59.5%
77%	64.0%
78%	68.5%
79%	73.0%
80%	77.5%
81%	82.0%
82%	86.5%
83%	91.0%
84%	95.5%
85%	100.0%
86%	105.0%
87%	110.0%
88%	115.0%
89%	120.0%
90%	125.0%
91%	130.0%
92%	135.0%
93%	140.0%
94%	145.0%
95%	150.0%

MBB Bonus Calculation

The bonus payment is equal to the target bonus % for the respective grade multiplied by the New Product Bookings achievement weighted at 35% + Services Booking achievement weighted at 35% + Renewal Rate weighted at 30% multiplied by actual employee earnings:

(Target Bonus %) * ((New Product Bookings % * 35%) + (Services Bookings % * 35%) + (Renewal Rate % * 30%)) x (Actual Earnings )

Example:

New Product Bookings Achievement (weighted at 35%) = 95%

Services Bookings Achievement (weighted at 35%) = 105%

Renewal Rate (weighted at 30%) = 82%

MBB payout percent:

New Product Bookings = 85%

Services Bookings = 125%

Renewal Rate = 86.5%

(85% * 35%) + (125% * 35%)+ (86.5% * 30%) = 99.45%

Earnings = $22,000 (assuming an annual salary of $88,000)

Target Bonus = 5%

5% * 99.45% * 22,000 = $1,093.95

Other Provisions

•                  Metric achievements that fall between percentages will be prorated based on the distance between those percentages.  For example, if NPB achievement were 87.5%, then payout would equal 62.5%. The difference between 87% and 87.5% equals .5%. There is a 3% payout increment for every 1% increase in achievement up to 100%.  The NPB metric payout would be calculated by multiplying .5% (difference between 87% and 87.5%) with 3% (step increase in NPB achievement between 87% and 88%). The result is 1.5%, which is then added to 61% payout for a total NPB payout of 62.5%.

•                  Part-time employees will be paid out in accordance with their reduced schedule based on their actual earnings.

•                  Employees on sabbatical are entitled to full MBB allocation.

•                  Employees on qualified FMLA leave are entitled to full MBB allocation, regardless of duration.

•                  Employees on personal non-medical leave will not receive a payout for the period of unpaid leave.

•                  Management reserves the right to interpret, change or cancel this plan at any time at its discretion.